EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of

White River Energy Corp.

We hereby consent to the reference to our firm under the caption “Experts” and the use of our report dated October 28, 2022 on the consolidated financial statements of White River Holdings Corp. as of March 31, 2022 and March 31, 2021, which appears in this Registration Statement on Form S-1 (Amendment #1).

/s/ RBSM LLP

New York, New York

December 22, 2022